Exhibit 10.1

GOOGLE SERVICES AGREEMENT

    COMPANY INFORMATION

COMPANY: InfoSpace LLC
	Business Contact:	Legal Contact:	Technical Contact:
Name:	Mike Glover	Linda Schoemaker	Mike Glover
Title:	President, InfoSpace	General Counsel	President, InfoSpace
Address, City, State, Postal Code:	10900 NE 8th Street Suite 800 Bellevue, WA 98004	10900 NE 8th Street Suite 800 Bellevue, WA 98004	10900 NE 8th Street Suite 800 Bellevue, WA 98004
Phone:	425-201-8905		425-201-8905
Fax:	425-201-6167	425-201-6167	425-201-6167
Email:	mike.glover@infospace.com	linda.schoemaker@blucora.com	mike.glover@infospace.com

    TERM

TERM: Starting on April 1, 2014 (“Effective Date”) and continuing through March 31, 2017 (inclusive). The parties may mutually agree to extend the Term for an additional one year period by executing the amendment provided in Exhibit A.

    SEARCH SERVICE

☒ WEBSEARCH SERVICE (“WS”)	Search Fees

Sites approved for WS: See Exhibit B	[*]/1000 Requests for Search Results Sets on Syndicated Sites

Approved Client Applications for WS: See Exhibit B	[*]/1000 Requests for Search Results Sets on Sites other than Syndicated Sites

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

ADVERTISING SERVICES

☒ ADSENSE FOR SEARCH (“AFS”)	AFS Revenue Share Percentage	AFS Deduction Percentage

Sites approved for AFS: See Exhibit B	See Exhibit C	See Exhibit C

Approved Client Applications for AFS: See Exhibit B

CURRENCY

☐ AUD	☐ JPY
☐ CAD	☐ KRW
☐ EUR	☒ USD
☐ GBP	☐ Other

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

This Google Services Agreement (“Agreement”) is entered into by Google Inc. (“Google”) and InfoSpace LLC (“Company”) and is effective as of the Effective Date.

1.	Definitions. In this Agreement:

1.1. “Ad” means an individual advertisement provided through the applicable Advertising Service.

1.2. “Ad Deduction” means, for each of the Advertising Services, for any period during the Term, the Deduction Percentage (listed on the front pages of this Agreement) of Ad Revenues.

1.3. “Ad Metasearch” means [*].

1.4. “Ad Revenues” means, for any period during the Term, revenues that are recognized by Google in connection with Company’s use of the applicable Advertising Service and attributed to Ads in that period.

1.5. “Ad Set” means a set of one or more Ads.

1.6. “Advertising Services” means the advertising services provided by Google and selected on the front pages of this Agreement.

1.7. “Affiliate” of a party means any corporate entity that directly or indirectly controls, is controlled by or is under common control with that party.

1.8. “Alternative Search Query” means a Request for AFS Ads as described in Exhibit D (Alternative Search Queries).

1.9. “Approved Client Application” means any application, plug-in, helper, component or other executable code that runs on a user’s computer and is approved by Google for the purpose of accessing a Service.

1.10. “Brand Features” means each party’s trade names, trademarks, logos and other distinctive brand features.

1.11. [*]

1.12. “Company Content” means any content served to End Users that is not provided by Google.

1.13. “Confidential Information” means information disclosed by (or on behalf of) one party to the other party under this Agreement that is marked as confidential or would normally be considered confidential under the circumstances in which it is presented. It does not include information that the recipient already knew, that becomes public through no fault of the recipient, that was independently developed by the recipient, or that was lawfully given to the recipient by a third party.

1.14. “Desktop AFS Ads” are AFS Ads that are displayed in response to Search Queries submitted by End Users not using Mobile Devices or Tablet Devices.

1.15. “End Users” means individual human end users of a Site or Approved Client Application.

1.16. “Equivalent Ads” [*]. Equivalent Ads are not Ads.

1.17. “Equivalent Search Results” [*]. Equivalent Search Results are not Search Results.

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

1.18. “Excite” means the Site located at the URL: www.excite.com.

1.19. “Google Branding Guidelines” means the brand treatment guidelines applicable to the Services and located at the following URL: http://www.google.com/wssynd/02brand.html (or a different URL Google may provide to Company from time to time).

1.20. “Google Program Guidelines” means the policy and implementation guidelines applicable to the Services and as provided by Google to Company from time to time.

1.21. “Intellectual Property Rights” means all copyrights, moral rights, patent rights, trademarks, rights in or relating to Confidential Information and any other intellectual property or similar rights (registered or unregistered) throughout the world.

1.22. “Mobile Devices” means mobile devices, as determined by Google in its sole discretion consistent with the mobile device definitions used by Google for advertiser reporting, pricing, and feature serving.

1.23. “Net Ad Revenues” means, for each of the Advertising Services, for any period during the Term, Ad Revenues for that period minus the Ad Deduction (if any) for that period.

1.24. “One-Year Anniversary” means the one-year anniversary of the Effective Date.

1.25. “Request” means a request from Company or an End User (as applicable) to Google for a Search Results Set and/or an Ad Set (as applicable).

1.26. “Results” means Search Results Sets, Search Results, Ad Sets or Ads.

1.27. “Results Page” means any Site page that contains any Results.

1.28. “Search Box” means a search box (or other means approved by Google) for the purpose of sending search queries to Google as part of a Request.

1.29. “Search Query” means (a) a text query entered and submitted into a Search Box on the Site or on an Approved Client Application by an End User; or (b) an Alternative Search Query.

1.30. “Search Result” means an individual search result provided through the applicable Search Service.

1.31. “Search Results Set” means a set of one or more Search Results.

1.32. “Search Services” means the search services provided by Google and selected on the front pages of this Agreement.

1.33. “Services” means the Advertising Services and/or Search Services (as applicable).

1.34. “Site(s)” means the Web site(s) located at the URL(s) listed on the front pages of this Agreement, together with the additional URL(s) approved by Google from time to time under subsection 9.3(a) below.

1.35. “Subsyndicate” means the owner of a Syndicated Site or a Syndicated Approved Client Application.

1.36. “Syndicated Approved Client Application” means any Approved Client Application that is not owned by Company or an Affiliate.

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

1.37. “Syndicated Property” means a Syndicated Approved Client Application or a Syndicated Site.

1.38. “Syndicated Site” means any Site that is not owned and operated by Company or an Affiliate.

1.39. “Tablet Devices” means tablet devices, as determined by Google in its sole discretion consistent with the tablet device definitions used by Google for advertiser reporting, pricing, and feature serving.

1.40. “WS Metasearch” means [*].

1.41. “WS Service” means the Service provided by Google that returns text based algorithmic Search Results.

2.	Launch, Implementation and Maintenance of Services.

2.1. Launch. Company will not launch any implementation(s) of the Services into live use, including Alternative Search Query implementations, and such implementation(s) will not be payable by Google, until Google has approved such implementation(s) in writing, which approval will not be unreasonably withheld or delayed.

2.2. Implementation and Maintenance.

(a) For the remainder of the Term, Google will make available and Company may implement and maintain each of the Services on each of the Sites and Approved Client Applications, subject to Section 5 (Third Party Advertisements). For clarity, Company may not implement the Services on a property that is not a Site or Approved Client Application, and if the Services are never launched on a property, then such property will not be considered a Site or Approved Client Application. For technical support from Google, Company (but not a Subsyndicate) may contact Google at syndication-support@google.com (or such email address as Google may provide to Company from time to time).

(b) Company will ensure that with respect to every Site and Approved Client Application, except Excite, Syndicated Sites and Syndicated Approved Client Applications, Company:

(i) is the technical and editorial decision maker in relation to each page, including Results Pages, and each Approved Client Application on which the Services are implemented; and

(ii) has direct control over the way in which the Services are implemented on each of those pages and Approved Client Applications.

(c) [*]

(d) Company will ensure that the Services are implemented and maintained in accordance with:

(i) the applicable Google Branding Guidelines;

(ii) the applicable Google Program Guidelines; and

(iii) Google technical protocols (if any) and any other technical requirements and specifications applicable to the Services that are provided to Company by Google from time to time.

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

(e) For each AFS Request, Company will request at least [*] Desktop AFS Ads.

(f) Subject to Section 2.6 (Search Queries from Mobile Devices and Tablet Devices), Company will ensure that (i) every AFS Request is generated by a Search Query, and (ii) every AFS Request contains the Search Query that generated that Request, and (iii) every Search Result is generated by a Search Query that has also generated an AFS Request.

(g) Subject to Section 2.6 (Search Queries from Mobile Devices and Tablet Devices), Google will, upon receiving a Request sent in compliance with this Agreement, provide a Search Results Set and/or an Ad Set (as applicable) when available. Company will then display the Search Results Set and/or Ad Set (as applicable) on the applicable Site.

(h) Company will ensure that at all times during the applicable Term, Company:

(i) has a clearly labeled and easily accessible privacy policy in place relating to the Site(s) and Approved Client Application(s); and

(ii) provides the End User with clear and comprehensive information about cookies and other information stored or accessed on the End User’s device in connection with the Services, including information about End Users’ options for cookie management.

(i) Company will use commercially reasonable efforts to ensure that an End User gives consent to the storing and accessing of cookies and other information on the End User’s device in connection with the Services where such consent is required by law.

(j) [*]

(k) Every Site and Approved Client Application must implement either (i) the Search Service and the AFS Service together, or (ii) the AFS Service alone, but may not implement the Search Service on a standalone basis.

2.3. Interspersing of Results.

(a) Company may:

(i) for a period of one (1) year following the Effective Date, implement WS Metasearch and display [*].

(ii) implement Ad Metasearch, provided that Company complies with [*].

(b) Company may not:

(i) remove or withhold any Search Query, except as set forth above in Section 2.2(j),

(ii) edit, modify, filter or change the order of the information contained in any set of Search Results or Ads, except as set forth above in this Section 2.3(a), or

(iii) reorder Search Results or Ads, or

(iv) intersperse Search Results or Equivalent Search Results with Ads.

(c) Effective on the Effective Date, notwithstanding anything to the contrary in this Section 2.3 or in this Agreement, Company will ensure that all implementations of AFS are migrated to Google’s AdSense Custom Search Ads protocol in accordance with the deadlines provided by Google to Company.

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

2.4. Alternative Search Queries.

(a) Notwithstanding anything to the contrary in this Agreement, subject to Section 17.2(f), Company may implement Alternative Search Queries, subject to the terms of this Agreement and Exhibit D (Alternative Search Queries).

(b) [*]

(c) [*]

2.5. [*]

2.6. Search Queries from Mobile Devices or Tablet Devices. Notwithstanding Section 5 (Third Party Advertisements), for Search Queries submitted by End Users using Mobile Devices or Tablet Devices, (a) Company will not be obligated to submit Requests for such Search Queries, and (b) Google will not be obligated to provide Search Results or Ads for such Search Queries.

3.	Policy and Compliance Obligations.

3.1. Policy Obligations. Unless otherwise explicitly stated in this Agreement, Company will not, and will not knowingly or negligently allow any third party to:

(a) modify, obscure or prevent the display of all, or any part of, any Results;

(b) edit, filter, truncate, append terms to or otherwise modify any Search Query;

(c) implement any click tracking or other monitoring of Results [*];

(d) display any Results in pop-ups, pop-unders, exit windows, expanding buttons, animation or other similar methods;

(e) interfere with the display of or frame any Results Page or any page accessed by clicking on any Results;

(f) display any content between any Result that a user clicks on and the page accessed by clicking on such Result, or place any interstitial content immediately before any Results Page containing any Results;

(g) enter into any type of co-branding, white labeling or sub-syndication arrangement with any third party in connection with any Results or Ad revenue, except as provided in Section 8 of this Agreement;

(h) directly or indirectly, (i) offer incentives to End Users to generate impressions, Requests or clicks on Results, [*] (ii) fraudulently generate impressions, Requests or clicks on Results or (iii) modify impressions, Requests or clicks on Results;

(i) “crawl”, “spider”, index or in any non-transitory manner store or cache information obtained from the Services (including Results), [*];

(j) except for content provided by Google, display on any Site or Approved Client Application, any content that violates or encourages conduct that would violate the Google Program Guidelines, Google technical protocols and any other technical requirements and specifications applicable to the Services that are provided to Company by Google from time to time, subject to Section 9.1 (Changes and Modifications – By Google);

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

(k) [*]; or

(l) use the Services to directly or indirectly monetize error pages, unless expressly permitted by Google. Indirect monetization of error pages includes, but is not limited to, having a search box or text links on error pages that resolve to pages containing Ads. Errors include, but are not limited to, DNS errors or HTTP response codes of types 3xx, 4xx, or 5xx.

3.2. Compliance Obligations. Company will not knowingly or negligently allow any use of or access to the Services through any Site or Approved Client Application that is not in compliance with the terms of this Agreement. Company will use commercially reasonable efforts to monitor for any such access or use and will, if any such access or use is detected, take all reasonable steps requested by Google to disable this access or use. If Company is not in compliance with this Agreement and Company [*], Google may suspend provision of all (or any part of) the Services to the noncompliant Site or Approved Client Application (as well as any other Sites or Approved Client Applications on the same client ID as the noncompliant Site or Approved Client Applications) until Company implements adequate corrective modifications as reasonably required and determined by Google.

4.         Conflicting Services. After the One-Year Anniversary, if Company implements the WS Service on any page of the Sites, Company will not implement on such page any search service that is the same or substantially similar in nature to the WS Service made available to Company under this Agreement, provided that [*].

5.	Third Party Advertisements.

5.1. Equivalent Ads. If for any Search Query, Company requests Equivalent Ads, Company will also request AFS Ads for that Search Query and will display the AFS Ads on the applicable Results Pages so that (a) no [*], (b) no Equivalent Ads appear [*] to AFS Ads of substantially the same size and format as such Equivalent Ads ([*]), and (c) the first [*] Desktop AFS Ads are (i) displayed in a single continuous block and (ii) not interspersed with any other advertisements or content in such single continuous block.

5.2. [*]

5.3. [*]

6.         Approved Client Applications. Company will, and will ensure that any Approved Client Application(s) will, comply with Google’s Client Application Guidelines, as provided by Google to Company from time to time.

7.         [*]. Company may implement [*] in accordance with the Google technical protocols, Google Program Guidelines and this Agreement. Company is responsible for the implementation and operation of any [*].

8.	Third Party Distribution.

8.1. Syndicated Sites and Conditions to Permitted Distribution. Company may provide access to the AFS and WS Services to Syndicated Properties including through Syndicated Approved Client Applications under the following conditions:

(a) references in Sections 2 through 6 and Exhibit D of this Agreement to “Company” will be interpreted to mean both Company and a Subsyndicate, as applicable, when referring to how the AFS and WS Services may be implemented and used, except as expressly provided otherwise and except for references in Section 2.2(b), 2.2(c), 5.3; and at all times during the Term, implementation of the Services on the Syndicated Properties will be subject to the same terms and conditions applicable to other Sites and Approved Client Applications (including terms and conditions applicable to Results and Results Pages), except Section 2.2(b);

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

(b) any distribution by Company of Results in response to a Search Query entered by an End User on a Syndicated Property must be displayed on a Results Page on that Subsyndicate’s Syndicated Site;

(c) Company’s provision of the Services to any Syndicated Property and a Syndicated Site’s display of Results is subject to the terms and conditions set forth in Exhibit E;

(d) Company will prohibit each Subsyndicate from using or displaying any Google Brand Features in any promotional or marketing materials without Google’s prior written consent;

(e) any distribution by Company of Results to a Syndicated Site must include as a significant component of such distribution valuable services primarily offered or provided by Company (e.g., technical differences, account management, etc.); and

(f) a third party property will be a Syndicated Property only upon receipt of Google’s written consent designating such third party site as a Syndicated Property, which consent will be in Google’s sole discretion and only in response to a written request submitted by Company to Google as set forth in Section 9.3 (Site List Changes).

8.2. Suspension and Termination of a Subsyndicate.

(a) In the event that Company learns of a violation of any terms and conditions set forth in this Agreement applicable to Subsyndicates or Syndicated Properties, then Company will immediately address the violation with the relevant Subsyndicate (including by suspending or terminating such Subsyndicate’s right to access and use the Services on the applicable Syndicated Property, if appropriate in Company’s reasonable discretion). If the violation is [*] in nature or otherwise has resulted in, or may result in, material or substantial harm to Google, then Company will promptly notify Google of such violation.

(b) In addition, Company shall be permitted to cease providing Services to a Syndicated Property if (i) Company reasonably believes that a Syndicated Property is in material breach or is likely to be in material breach of any term of this Agreement, (ii) if Company reasonably believes a Subsyndicate or Syndicated Property may generate invalid queries, impressions, conversions or clicks, or (iii) Company has concerns about the traffic or content quality of the Syndicated Property. For the avoidance of doubt, if Company terminates the delivery of Google’s Services to a Syndicated Property pursuant to the preceding sentence, Company must terminate the delivery of all Services to such Syndicated Property and Company may not terminate only the Search Services or the AFS Service without suspending all Services. Upon such termination, the terminated Syndicated Property will no longer be a Syndicated Site or Syndicated Approved Client Application (as relevant), and Company will promptly notify Google of that termination.

(c) In its sole discretion, Google may immediately suspend a Syndicated Property’s access to the Services with notice to Company and request that Company terminate the Syndicated Property’s use of the Services. Company will have [*] days following such request to terminate the Syndicated Property’s use of the Services.

9.	Changes and Modifications.

9.1. By Google. If Google modifies the Google Branding Guidelines, Google Program Guidelines, or the Google technical protocols and the modification requires action by Company, Company will take the necessary action no later than [*] days from receipt of notice from Google. Any modifications to the Google Branding Guidelines or Google Program Guidelines [*].

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

9.2. By Company. Company will [*] provide Google with at least [*] days prior notice of any change in code or serving technology that could reasonably be expected to affect the delivery or display of any Results, [*].

9.3. Site List Changes.

(a) Company may modify or update the list of approved Sites and Approved Client Applications, whether owned or operated by Company and its Affiliates or any third party, by submitting such web site or application to Google and receiving Google’s written approval, [*].

(b) Except for Syndicated Sites and Syndicated Approved Client Applications, if there is a change in control of any Site or Approved Client Application (such that the conditions set out in Section 2.2(b)(i) or 2.2(b)(ii) are not met):

(i) Company will provide notice to Google at least 30 days before the change; and

(ii) unless the entire Agreement is assigned to the third party controlling the Site or Approved Client Application in compliance with Section 18.3 (Assignment) below, from the date of that change in control of the Site or Approved Client Application, that Site or Approved Client Application will be treated as removed from this Agreement. Company will ensure that from that date, the Services are no longer implemented on that Site or Approved Client Application.

10.        Intellectual Property. Except to the extent expressly stated otherwise in this Agreement, neither party will acquire any right, title or interest in any Intellectual Property Rights belonging to the other party, or to the other party’s licensors.

11.	Brand Features.

11.1. [*]

11.2. Google may include Company’s Brand Features in customer lists with Company’s prior approval. Approval will not be required for subsequent uses of a previously approved Brand Feature. Any goodwill resulting from the use by Google of Company’s Brand Features will belong to Company.

12.	Payment.

12.1. Company Payments.

(a) Search Services. The Search Fees owed to Google under this Agreement will be calculated using the number of Requests for Search Results Sets as reported by Google.

(b) Invoices. Google will invoice (or send a statement of financial activity to) Company for Search Fees in the month after the Search Fees are incurred. Company will pay the invoice amount, if any, to Google within 30 days of the date of invoice.

12.2. Google Payments.

(a) For each applicable Advertising Service, Google will pay Company an amount equal to the Revenue Share Percentage (listed on the front pages of this Agreement) of Net Ad Revenues attributable to a calendar month. This payment will be made [*] following the calendar month in which the applicable Ads were displayed.

(b) Google’s payments for Advertising Services under this Agreement will be based on Google’s accounting which may be filtered to exclude (i) invalid queries, impressions, conversions or clicks, and (ii) any amounts refunded to advertisers in connection with Company’s failure to comply with this Agreement, as reasonably determined by Google.

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

(c) In the event that Company believes a discrepancy exists in the fees due under this Agreement, Company will notify Google in writing and Google and Company shall work together in good faith to resolve such discrepancy, if any. [*].

12.3. All Payments.

(a) As between Google and Company, Google is responsible for all taxes (if any) associated with the transactions between Google and advertisers in connection with Ads displayed on the Sites. Company is responsible for all taxes (if any) associated with the Services, other than taxes based on Google’s net income. All payments to Company from Google in relation to the Services will be treated as inclusive of tax (if applicable) and will not be adjusted. If Google is obligated to withhold any taxes from its payments to Company, Google will notify Company of this and will make the payments net of the withheld amounts. Google will provide Company with original or certified copies of tax payments (or other sufficient evidence of tax payments) if any of these payments are made by Google.

(b) All payments due to Google or to Company will be in the currency specified in this Agreement and made by electronic transfer to the account notified to the paying party by the other party for that purpose, and the party receiving payment will be responsible for any bank charges assessed by the recipient’s bank.

(c) In addition to other rights and remedies Google may have, Google may, [*], offset any payment obligations to Company that Google may incur under this Agreement against any [*] product or service fees owed to Google and not yet paid by Company under this Agreement or any other agreement between Company and Google, [*]. Google may also withhold and offset against its payment obligations under this Agreement, or require Company to pay to Google within 30 days of any invoice, any amounts Google may have overpaid to Company in prior periods. For clarity, Google will not offset amounts owed by an Affiliate of Company under another agreement between such Affiliate of Company and Google against Google’s payment obligations under this Agreement.

13.	Warranties; Disclaimers.

13.1. Warranties. Each party warrants that (a) it has full power and authority to enter into this Agreement; and (b) entering into or performing under this Agreement will not violate any agreement it has with a third party.

13.2. Disclaimers. Except as expressly provided for in this Agreement and to the maximum extent permitted by applicable law, NEITHER PARTY MAKES ANY WARRANTY OF ANY KIND, WHETHER IMPLIED, STATUTORY, OR OTHERWISE AND DISCLAIMS, WITHOUT LIMITATION, WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR USE, AND NONINFRINGEMENT.

14.	Indemnification.

14.1. By Company. Company will indemnify, defend, and hold harmless Google from and against all liabilities, damages, and costs (including settlement costs) arising out of a third party claim: [*].

14.2. By Google.

(a) Google will indemnify, defend, and hold harmless Company from and against all liabilities, damages, and costs (including settlement costs) arising out of a third party claim [*]. For purposes of clarity, Google will not have any obligations or liability under this Section 14 (Indemnification) arising from any content to which Search Results or Ads link.

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

(b) [*]

14.3. General. The party seeking indemnification will promptly notify the other party of the claim and cooperate with the other party in defending the claim. The indemnifying party has full control and authority over the defense, except that any settlement requiring the party seeking indemnification to admit liability or to pay any money will require that party’s prior written consent, such consent not to be unreasonably withheld or delayed. The other party may join in the defense with its own counsel at its own expense. THE INDEMNITIES IN SUBSECTIONS 14.1(a), 14.2(a) (i), and 14.2(a)(ii) ARE THE ONLY REMEDY UNDER THIS AGREEMENT FOR VIOLATION OF A THIRD PARTY’S INTELLECTUAL PROPERTY RIGHTS.

15.	Limitation of Liability.

15.1. Limitation.

(a) NEITHER PARTY WILL BE LIABLE UNDER THIS AGREEMENT FOR LOST REVENUES OR INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, EXEMPLARY, OR PUNITIVE DAMAGES, EVEN IF THE PARTY KNEW OR SHOULD HAVE KNOWN THAT SUCH DAMAGES WERE POSSIBLE AND EVEN IF DIRECT DAMAGES DO NOT SATISFY A REMEDY.

(b) NEITHER PARTY WILL BE LIABLE UNDER THIS AGREEMENT FOR MORE THAN THE SUM OF FEES PAID TO SUCH PARTY UNDER THIS AGREEMENT AND AD REVENUES RECEIVED AND RETAINED BY SUCH PARTY DURING THE 12 MONTHS BEFORE THE CLAIM ARISES.

(c) [*]

15.2. Exceptions to Limitations. These limitations of liability do not apply to breaches of confidentiality obligations contained in this Agreement, violations of a party’s Intellectual Property Rights by the other party, or indemnification obligations contained in this Agreement [*].

16.	Confidentiality; PR.

16.1. Confidentiality. The recipient of any Confidential Information will not disclose that Confidential Information, except to Affiliates, employees, and/or agents who need to know it and who have agreed in writing to keep it confidential. The recipient will ensure that those people and entities use Confidential Information only to exercise rights and fulfill obligations under this Agreement and keep the Confidential Information confidential. The recipient may also disclose Confidential Information when required by law after giving the discloser reasonable notice and the opportunity to seek confidential treatment, a protective order or similar remedies or relief prior to disclosure.

16.2. Exceptions. Notwithstanding Section 16.1 (Confidentiality), Google may (a) inform advertisers of Company’s participation in the Google AdSense Program; and (b) share with advertisers Site-specific statistics, the Site URL, and related information collected by Google through its provision of the Advertising Service to Company. Disclosure of information by Google under this subsection 16.2 will be subject to the terms of the Google Privacy Policy located at the following URL: http://www.google.com/privacypolicy.html (or a different URL Google may provide to Company from time to time). Notwithstanding Section 16.1 (Confidentiality), Company may provide Subsyndicates with the following information about its Syndicated Site: [*].

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

16.3. PR. Neither party will issue any public statement regarding this Agreement without the other party’s prior written approval.

17.	Term and Termination.

17.1. Term. The term of this Agreement is the Term stated on the front pages of this Agreement, unless earlier terminated as provided in this Agreement.

17.2. Termination.

(a) Either party may terminate this Agreement with notice if the other party is in material breach of this Agreement:

(i) where the breach is incapable of remedy [*];

(ii) where the breach is capable of remedy and the party in breach fails to remedy that breach within 30 days after receiving notice from the other party; or

(iii) [*] more than twice [*], even if the previous breaches were remedied.

(b) Violations of terms and conditions of this Agreement by a Syndicated Property will be handled under Section 8.2(a). Google may terminate this Agreement if there are [*] or more violations of this Agreement by any of the Syndicated Properties.

(c) On the two year anniversary of the Effective Date (“Two Year Anniversary”), Company may terminate this Agreement by providing notice to Google no later than ninety (90) days prior to the Two Year Anniversary.

(d) Google reserves the right to suspend or terminate Company’s use of any Services that are alleged or reasonably believed by Google to infringe or violate a third party right. If any suspension of a Service under this subsection 17.2(d) continues for more than 6 months, Company may immediately terminate this Agreement upon notice to Google.

(e) Google may terminate this Agreement, or the provision of any Service, immediately with notice if pornographic content that is illegal under U.S. [*] law is displayed on any Site, [*].

(f) If [*], Google may stop returning Ads in response to Alternative Search Queries or require Company to cease or modify the use or implementation of any Alternative Search Queries.

(g) Upon the expiration or termination of this Agreement for any reason:

(i) all rights and licenses granted by each party will cease immediately; and

(ii) if requested, each party will use commercially reasonable efforts to promptly return to the other party, or destroy and certify the destruction of, all Confidential Information disclosed to it by the other party.

18.	Miscellaneous.

18.1. Compliance with Laws. Each party will comply with all applicable laws, rules, and regulations in fulfilling its obligations under this Agreement.

18.2. Notices. All notices will be in writing and addressed to the attention of the other party’s Legal Department and primary point of contact. Notice will be deemed given (a) when verified by written receipt if sent by personal courier, overnight courier, or mail; or (b) when verified by automated receipt or electronic logs if sent by facsimile or email.

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

18.3. Assignment. Neither party may assign or transfer any part of this Agreement without the written consent of the other party, except to an Affiliate but only if (a) the assignee agrees in writing to be bound by the terms of this Agreement and (b) the assigning party remains liable for obligations under this Agreement. Any other attempt to transfer or assign is void.

18.4. Change of Control. Upon the earlier of (i) entering into an agreement providing for a change of control (for example, through a stock purchase or sale, merger, asset sale, liquidation or other similar form of corporate transaction), (ii) the board of directors of a party recommending its shareholders approve a change of control, or (iii) the occurrence of a change of control (each, a “Change of Control Event”), the party experiencing the Change of Control Event will provide notice to the other party promptly, but no later than 3 days, after the occurrence of the Change of Control Event. The other party may terminate this Agreement by sending notice to the party experiencing the Change of Control Event and the termination will be effective upon the earlier of delivery of the termination notice or 3 days after the occurrence of the Change of Control Event.

18.5. Governing Law. This Agreement is governed by California law, excluding California’s choice of law rules. FOR ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE PARTIES CONSENT TO PERSONAL JURISDICTION IN, AND THE EXCLUSIVE VENUE OF, THE COURTS IN SANTA CLARA COUNTY, CALIFORNIA.

18.6. Equitable Relief. Nothing in this Agreement will limit either party’s ability to seek equitable relief.

18.7. Entire Agreement; Amendments; Conflicts. This Agreement is the parties’ entire agreement relating to its subject and supersedes any prior or contemporaneous agreements on that subject. Any amendment must be in writing signed (including by electronic signature) by both parties and expressly state that it is amending this Agreement. [*].

18.8. No Waiver. Failure to enforce any provision will not constitute a waiver.

18.9. Severability. If any provision of this Agreement is found unenforceable, the balance of this Agreement will remain in full force and effect.

18.10. Survival. The following sections of this Agreement will survive any expiration or termination of this Agreement: 10 (Intellectual Property), 14 (Indemnification), 15 (Limitation of Liability), 16 (Confidentiality; PR) and 18 (Miscellaneous).

18.11. Independent Contractors. The parties are independent contractors and this Agreement does not create an agency, partnership, or joint venture.

18.12. No Third Party Beneficiaries. There are no third-party beneficiaries to this Agreement.

18.13. Force Majeure. Neither party will be liable for inadequate performance to the extent caused by a condition (for example, natural disaster, act of war or terrorism, riot, labor condition, governmental action, and Internet disturbance) that was beyond the party’s reasonable control.

18.14. Counterparts. The parties may execute this Agreement in counterparts, including facsimile, PDF or other electronic copies, which taken together will constitute one instrument.

Signed:

Google		Company

By:	/s/ Nikesh Arora	By:	/s/ Michael Glover

Print Name:	Nikesh Arora	Print Name:	Michael Glover

Title:	President, Global Sales & Business Development	Title:	President

Date:	2/19/14	Date:	2/19/14

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

EXHIBIT A

Form of Extension Amendment

AMENDMENT TO GOOGLE SERVICES AGREEMENT

This Amendment to Google Services Agreement (the “Amendment”), effective as of [INSERT DATE] (the “Amendment Effective Date”), is between Google Inc. (“Google”) and InfoSpace LLC (“Company”) and amends the Google Services Agreement, dated April 1, 2014 (the “Agreement”). Capitalized terms not defined in this Amendment have the meanings given to those terms in the Agreement. The parties agree as follows:

1.	Extension of Term. The Term of the Agreement is extended through March 31, 2018.

2.	Miscellaneous. The parties may execute this Amendment in counterparts, including facsimile, PDF, or other electronic copies, which taken together will constitute one instrument. Except as expressly modified herein, the terms of the Agreement remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment by persons duly authorized.

Google Inc.	InfoSpace LLC

By:	By:

Print Name:	Print Name:

Title:	Title:

Date:	Date:

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

EXHIBIT B

Sites and Approved Client Applications for AFS and/or WS

[approved Sites and Approved Client Applications for AFS and/or WS to be finalized by Google within 7 days of Effective Date]

Sites

Approved Client Applications

*	Syndicated Sites
**	Syndicated Approved Applications
***	approved for [*].

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

EXHIBIT C

AFS Revenue Share Percentage

Sites for which the majority of End Users are in [*]:

AFS Deduction Percentage: [*]

[*] for Net Ad Revenues attributed to Desktop Ads on Sites that are not Syndicated Sites.

[*] for Net Ad Revenues attributed to Desktop Ads on Syndicated Sites.

Sites for which the majority of End Users are not in [*]:

AFS Deduction Percentage for Sites that are not Syndicated Sites: [*]

AFS Deduction Percentage for Syndicated Sites: [*]

[*] for Net Ad Revenues attributed to Desktop Ads on Sites that are not Syndicated Sites.

[*] for Net Ad Revenues attributed to Desktop Ads on Syndicated Sites.

Measurement:

Majority of End Users: The majority of End Users will be considered in [*] if [*].

Change Notice:

Google may reclassify a Site as having or not having the majority of End Users in [*] by providing Company with advance notice and such reclassification will be effective [*].

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

EXHIBIT D

ALTERNATIVE SEARCH QUERIES

1.	[*]. Company may [*], subject to the terms of this Agreement, including the following:

(a)	“[*]” mean the terms approved by Google in accordance with subsection (e) below. A Search Query including [*] will be considered an Alternative Search Query.

(b)	Each Appended Term must be [*].

(c)	Company may only [*]. Company may not [*].

(d)	Google may modify the [*] at any time in its sole discretion, provided that Google will promptly notify Company of any such modification or removal.

(e)	Company may request approval of adding keyword(s) to those comprising the [*] by submitting such terms to Google. Google may approve or disapprove the request in its reasonable discretion, this approval or disapproval to be in writing.

2.	[*]. Company may display AFS Ads on [*]on the AFS Sites solely in response to [*], subject to the terms of this Agreement, including the following:

(a)	[*]

(b)	[*] will be considered Alternative Search Queries.

(c)	Google may from time to time require that particular words or terms not be used in [*].

(d)	Company may only put its implementation of [*] into live use once Google’s technical and account management personnel are satisfied that Company has properly implemented the [*] in accordance with Google’s technical and branding requirements and otherwise in accordance with the Agreement and Google has approved Company’s implementation (such approval not to be unreasonably withheld or delayed).

(e)	Company may notify Google from time to time that it wishes to add or remove Site(s) to those comprising the AFS Sites approved for [*] by sending notice to Google. Google may approve or disapprove the request in its reasonable discretion, this approval or disapproval to be in writing.

3.	[*]. Company may display AFS Ads on [*] on the AFS Sites solely in response [*], subject to the terms of this Agreement, including the following:

(a)	[*]

(b)	[*] will be considered Alternative Search Queries.

(c)	Google may from time to time require that particular words or terms not be used in [*].

(d)	Company may only put its implementation of [*] into live use once Google’s technical and account management personnel are satisfied that Company has properly implemented the [*] in accordance with Google’s technical and branding requirements and otherwise in accordance with the Agreement and Google has approved Company’s implementation (such approval not to be unreasonably withheld or delayed).

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

(e)	Company may notify Google from time to time that it wishes to add or remove Site(s) to those comprising the AFS Sites approved for [*] by sending notice to Google. Google may approve or disapprove the request in its reasonable discretion, this approval or disapproval to be in writing.

4.	[*]. Company may [*], subject to the terms of this Agreement, including the following:

(a)	[*]. A click by an End User on [*] will be considered an Alternative Search Query.

(b)	Each click by End Users on [*].

(c)	Each click on [*] must resolve to an AFS Results Page [*].

(d)	Company may [*].

(e)	Google may from time to time require that particular words or terms not be used in Search Queries generated by [*].

5.	Popular Search. Company may display Popular Search Terms on Sites, subject to the terms of this Agreement, including the following:

(a)	“Popular Search Terms” mean terms that are generated by Company based on the most common Search Queries submitted by End Users to Company’s Site, that when clicked on by an End User, resolve to an AFS Results Page. A click by an End User on Popular Search Terms will be considered an Alternative Search Query.

(b)	All clicks by End Users on Popular Search Terms must generate an Alternative Search Query containing each of the automatically generated terms of the Popular Search Terms.

(c)	Popular Search Terms must be derived solely from the most popular Search Queries submitted by End Users on the Site(s).

(d)	The list of terms displayed as Popular Search Terms must be updated at least once per week.

(e)	Company may not generate Popular Search Terms in order to specifically generate particular Ads (e.g., Ads that yield a high cost per click).

(f)	Google may from time to time require that particular words or terms not be used in Search Queries generated by Popular Search Terms.

(g)	Popular Search Terms may not include pornographic, hate-related, or violent terms or other content that violate Google’s content policies in the Google Program Guidelines, applicable laws, or third party rights.

(h)	Company must label Popular Search Terms, “Popular Searches” (or some similar designation or as otherwise approved by Google).

6.	Suggested Search. Company may display Suggested Search Terms on Sites [*], subject to the terms of this Agreement, including the following:

(a)	“Suggested Search Terms” mean terms for a possible Search Query presented to an End User as the End User enters text into a Search Box, that, when affirmatively selected by an End User, resolve to an AFS Results Page. Suggested Search Terms that are affirmatively selected by an End User will be considered an Alternative Search Query.

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

(b)	All clicks by End Users on Suggested Search Terms must generate an Alternative Search Query containing each of the automatically generated terms of the Suggested Search Terms.

(c)	Suggested Search Terms must be directly relevant to the text being entered by an End User into a Search Box (e.g. an End User typing “flo” might receive a Suggested Search that includes the term “flowers”).

(d)	Suggested Search Terms must be automatically generated by an algorithm that is [*].

(e)	Google may from time to time require that particular words or terms not be used in Search Queries generated by Suggested Search Terms.

(f)	Search Queries generated by Suggested Search Terms must be clearly attributed to Company or a third party and not to Google. For avoidance of doubt, Company may not use Google Brand Features in conjunction with Suggested Search Terms.

(g)	Suggested Search Terms may not include pornographic, hate-related, or violent terms or other content that violate Google’s content policies in the Google Program Guidelines, applicable laws, or third party rights.

7.	Related Search – Generated by Google. Company may display Google-Generated Related Search Terms on Sites, subject to the terms of this Agreement, including the following:

(a)	“Google-Generated Related Search Terms” mean automatically generated terms related to an End User’s prior Search Query that are generated by Google, that when clicked on by an End User, resolve to an AFS Results Page. A click by an End User on Google-Generated Related Search Terms will be considered an Alternative Search Query.

(b)	All clicks by End Users on Google-Generated Related Search Terms must generate an Alternative Search Query containing each of the automatically generated terms of the Google-Generated Related Search Terms.

(c)	Company must label Google-Generated Related Search Terms, “Related Searches,” or some similar designation approved by Google.

8.	Related Search – Generated by Company. Company may display Company-Generated Related Search Terms on Sites, subject to the terms of this Agreement, including the following:

(a)	“Company-Generated Related Search Terms” mean automatically generated terms related to an End User’s prior Search Query that are generated by Company, that when clicked on by an End User, resolve to an AFS Results Page. A click by an End User on Company-Generated Related Search Terms will be considered an Alternative Search Query.

(b)	All clicks by End Users on Company-Generated Related Search Terms must generate an Alternative Search Query containing each of the automatically generated terms of the Company-Generated Related Search Terms.

(c)	Company must label Company-Generated Related Search Terms, “Related Searches,” or some similar designation approved by Google [*].

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

(d)	The algorithm Company uses to generate Company-Generated Related Search Terms must generate terms that are related to search terms originally selected by the End User, and not terms specifically generated to return particular Ads (e.g., Ads that yield a high cost per click).

(e)	Company-Generated Related Search Terms may not include pornographic, hate-related, or violent terms or other content that violate Google’s content policies in the Google Program Guidelines, applicable laws, or third party rights.

(f)	Search Queries generated by Company-Generated Related Search Terms must be clearly attributed to Company or a third party and not to Google. For avoidance of doubt, Company may not use Google Brand Features in conjunction with Company-Generated Related Search Terms [*].

(g)	Google may from time to time require that particular words or terms not be used in Search Queries generated by Company-Generated Related Search Terms.

9.	[*]. Company may use [*], subject to the terms of this Agreement, including the following:

(a)	[*]. A click by an End User on [*] will be considered an Alternative Search Query.

(b)	Each click on [*] must resolve to an AFS Results Page as defined in and in compliance with the terms set forth in the Agreement.

(c)	[*]

(d)	[*]

(e)	[*]

10.	Search History. Company may display [*], subject to the terms of this Agreement, including the following:

(a)	“[*]” mean [*], that when clicked on by an End User, resolve to an AFS Results Page. A click by an End User on [*] will be considered an Alternative Search Query.

(b)	All clicks by End Users on [*]must generate an Alternative Search Query [*].

(c)	Company will not make [*]available to an End User unless Company:

i. [*];

ii. [*]; and

iii. [*].

(d)	Company will only provide [*].

(e)	Company must label [*].

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

EXHIBIT E

Terms for Syndicated Properties

The following terms and conditions shall apply to Company’s provision of AFS Ads or WS Results to any Syndicated Property:

1. Syndicated Property Agreement Terms. Company will ensure that all agreements between Company and Subsyndicates contain provisions that include, at a minimum, terms and conditions substantially similar but no less protective of Google than the following terms and conditions:

a. Disclaim, to the extent permitted by applicable law, Google’s liability for any damages, whether direct, indirect, incidental or consequential, arising from access or use to the Services;

b. Disclaim all warranties by Google with respect to the Services, including warranties of merchantability, fitness for a particular purpose, and non-infringement;

c. Designate Google a third party beneficiary of the applicable agreement;

d. Specify that Google may audit a Subsyndicate’s use of the AFS Ads on Syndicated Properties to ensure compliance with the requirements set forth herein upon reasonable notice and during a time not to unreasonably interfere with such Subsyndicate’s business operations;

e. No reordering or altering of AFS Ads under any circumstances;

f. Unless prohibited by applicable law, compliance by Subsyndicates with implementation and technical requirements for sending and receiving queries (mechanics, Search Query information, etc.), as described in the Agreement, including without limitation requiring all AFS Ad requests to include end user IP address and user agent information;

g. The right for Google to send uncompensated test queries to Syndicated Properties at any time to verify compliance with the requirements contained in the Agreement;

h. Confidentiality obligations no less protective of Google’s Confidential Information than this Agreement, except that all information disclosed by Google under this Agreement and permitted to be disclosed to a Subsyndicate shall be Google’s Confidential Information. Confidentiality obligations shall also restrict disclosure of Google’s Confidential Information to a need to know basis;

i. Clear statement of ownership of Google’s Intellectual Property Rights as described in the Agreement;

j. Termination provisions which: (i) provide that if this Agreement terminates or expires, all rights to use the Services and receive AFS Ads on the Syndicated Properties shall cease; and (ii) allow for the immediate termination of the applicable right to use the Services and display AFS Ads on a Syndicated Property if Google, in its sole discretion, determines that the display of AFS Ads on an applicable Syndicated Property is having an adverse impact on Google’s brand or the AFS Service, and (iii) allow for the immediate termination of the applicable Subsyndicate’s right to use the Services and/or display AFS Ads if such Subsyndicate is in breach of such applicable agreement;

k. Prohibition against AFS Ads being displayed in any section of any site which contains or promotes adult content;

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

l. Prohibition against AFS Ads being displayed in any toolbar (except as permitted in the Agreement), software, client side application, or any other prohibited action set forth in the Agreement. For purposes of clarification, any Subsyndicate is prohibited from using the Results for any purpose other than the display of such Results on the relevant Syndicated Property;

m. Branding/Attribution requirements consistent with the requirements set forth in the Agreement;

n. A Subsyndicate’s right to access the Services and display AFS Ads on Syndicated Properties (subject to the terms and conditions of this Agreement) is non-transferable and non-sublicensable;

o. No access by a Subsyndicate to Google’s Administrative Console and no reporting obligations undertaken by Google to a Subsyndicate;

p. Requirement that any and all queries received by Company from a Syndicated Property shall be received from a bona fide End User and shall not be generated by any person, bot, automated program or similar device through a fraudulent act;

q. Prohibit Subsyndicates from any crawling, indexing or in any non-transitory manner storing or caching of information obtained from the Services;

r. Requirement that if the entity that owns or controls a Syndicated Property has a Change of Control Event, then such entity will promptly notify Company.

2. Company agrees to be responsible and liable for all access and use of the Services and AFS Ads on the Syndicated Properties. Company agrees to enforce the terms of the agreements required by this Agreement and to notify Google immediately of certain breaches in accordance with Section 8.2(a) of the Agreement. Upon Google’s request, Company shall provide Google with a copy of Company’s agreement with a Subsyndicate that accesses and uses the Services and AFS Ads. Google hereby acknowledges and agrees that such Company agreement (and any subset or superset thereof) shall be considered Confidential Information of the Company, whether or not marked as such, and shall be subject to all confidentiality restrictions set forth in this Agreement.

3. With respect to Syndicated Properties, Google, at Google’s sole discretion and option, may assign each such Syndicated Property separate client names, and Company shall ensure that such assigned client names are implemented. Google shall not be required to deliver Services to or create client names for any Syndicated Property that is not subject to an agreement that contains the terms set forth in Section 1 of this Exhibit E. Google shall not be obligated to allow a Syndicated Property access to the Services until Company provides Google with the following information: (i) company name and description; (ii) date of test period if any (start/end); (iii) anticipated launch date; (iv) whether the Syndicated Property is an entity which is 50% or more owned by Company; (v) anticipated query volume; (vi) mock-up of the implementation; (vii) number of AFS Ads to be displayed (# wide, # narrow); (vii) URL(s) where AFS Ads will be displayed. Google may revise the required information listed in the preceding sentence at its discretion upon written notice to Company.

4. A new domain added as a Syndicated Property may not launch the Services until Google has completed its technical review and notified Company of its technical approval. Google will provide Company with an initial response of their technical review (which need not be an approval or disapproval) within [*] following submission. Google will use commercially reasonable efforts to provide prompt confirmation of approval or disapproval.

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

5. Each Request sent to Google must be sent by Company, and under no circumstances may a third party server directly contact a Google server pursuant to this Agreement, unless Google permits or requires a third party server to directly contact a Google server.

6. If the entity that owns or controls a Syndicated Property has a Change of Control Event, then Company will promptly notify Google after Company learns of the Change of Control Event and Google may, at its option, suspend or terminate the Syndicate Property’s access to the Services.

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.

EXHIBIT F

[*]

[*]

[*]

[*]

*	Information redacted pursuant to a confidential treatment request by Blucora, Inc. under 5 U.S.C. §552(b)(4) and 17 C.F.R. §§ 200.80(b)(4) and 240.24b-2, and submitted separately with the Securities and Exchange Commission.